UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 15, 2010

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 15, 2010, NII Holdings, Inc. (the “Company”), Grupo Televisa, S.A.B., a Mexican corporation (“Televisa”) and the Company’s wholly-owned subsidiaries, Comunicaciones Nextel de Mexico, S.A. de C.V., a Mexican corporation (“Nextel Mexico”), and Nextel International (Uruguay), LLC, a Delaware limited liability company, entered into an Investment and Securities Subscription Agreement (the “Investment Agreement”) pursuant to which Televisa will acquire a 30% equity interest in Nextel Mexico for an aggregate purchase price of $1.44 billion. In the Investment Agreement, the parties agreed to form a consortium to participate together in an auction of licenses authorizing the use of certain frequency bands for wireless communication services in Mexico to be conducted by Comisión Federal de Telecomunicaciones in Mexico in the first half of 2010. Completion of the transactions contemplated by the Investment Agreement including the acquisition by Televisa of the equity interest is conditioned upon, among other things, the consortium’s success in acquiring spectrum in the auction.
Investment Agreement
     The Investment Agreement provides that Televisa will invest $1.44 billion to acquire a 30% equity interest in Nextel Mexico with $1.14 billion of the investment payable at closing and the remaining $300 million payable in three $100 million installments due on the first, second and third anniversaries of closing. Televisa’s stake in Nextel Mexico will increase from an initial level of 25.3% to 30% as the installments are paid.
     The Investment Agreement also gives Televisa an option to purchase an additional 7.5% equity interest in Nextel Mexico (the “Option”) for an exercise price equal to the fair market value of Nextel Mexico at the time the Option is exercised. For this and other purposes in the Investment Agreement, fair market value is determined based on the agreement of the parties or if no agreement can be reached, by an appraisal process set forth in the Investment Agreement. The Option may only be exercised by Televisa, in whole and not in part, within a period beginning 15 business days before, and ending 15 business days following, the third and fourth anniversaries of the closing.
     The Investment Agreement provides that Televisa will be entitled to appoint two of six members of Nextel Mexico’s board of directors and to proportionate representation on any board committees. The Investment Agreement also requires at least one of the directors appointed by Televisa approve certain actions, including approval of annual business plans and budgets, other significant matters not contemplated in the annual budget, material agreements, transactions between Nextel Mexico and its affiliates, significant acquisitions and dispositions, changes to dividend policies, amendments to any governing documents and other specified significant corporate events. These rights terminate if Televisa has sold a specified percentage of its equity interest in Nextel Mexico, and are generally not transferrable other than in connection with a transfer of all of Televisa’s equity interest.
     The Investment Agreement provides that Televisa may not transfer its equity interests in Nextel Mexico for a period of three years other than to specified permitted transferees. Subsequent transfers by Televisa, and specified significant transfers of the Company’s interest in

Nextel Mexico are subject to rights of first refusal in favor of the other party, which permit the other party to match the purchase terms offered by a third party.
     The Company, Nextel Mexico and Televisa also hold certain rights under the Investment Agreement that allow Televisa to require the Company to purchase Televisa’s equity interest and allow the Company to require Televisa to sell its equity interest to the Company. These rights can be triggered if the parties reach an impasse with respect to specified matters that require both parties’ approval and upon the occurrence of a change of control of either party. For example, Televisa may require the Company or its designee to purchase all of Televisa’s interest in Nextel Mexico in the event of a change of control of the Company or if the parties cannot agree on certain key decisions that require both parties’ approval (a “deadlock event”). Similarly, the Company has the right to purchase all of Televisa’s interest in Nextel Mexico in the event of a change of control of Televisa or a deadlock event. If the rights are exercised, the Company is required to purchase Televisa’s equity interest in Nextel Mexico for a price equal to its fair market value.
     The Investment Agreement also grants Televisa specified liquidity opportunities with respect to its equity interest in Nextel Mexico. Beginning on the third anniversary of closing and on each anniversary thereafter, Televisa will have liquidity put rights that, if exercised, will require the Company to purchase up to 33.3% of Televisa’s initial interest in Nextel Mexico (a “Liquidity Put Right”). Each Liquidity Put Right may only be exercised within a period beginning 30 days prior to, and ending 30 days following, the applicable anniversary of the closing.
     If the put or call rights are exercised because of an impasse related to a significant acquisition, disposition, merger or strategic alliance, the put or call price will be paid in cash. Upon the exercise of any liquidity puts, the consideration paid to purchase Televisa’s equity interests will be at least 50% in the form of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with the balance in cash or Common Stock as elected by the Company. Other puts or calls must be paid at least half in cash, with the balance in cash or Common Stock at the Company’s election. Any shares of Common Stock issued and delivered by the Company under the Investment Agreement to satisfy its purchase obligations will be valued based on the average closing price of the Common Stock for the prior 10 trading days. To comply with the NASDAQ Marketplace rules, the aggregate number of shares of Common Stock that may be issued and delivered to Televisa pursuant to the Investment Agreement will be limited to 19.99% of the outstanding shares of Common Stock on the trading day immediately prior to closing, unless stockholder approval is obtained. The Company has agreed to seek stockholder approval to allow the issuance of shares of Common Stock in excess of this limit. Assuming the transactions contemplated by the Investment Agreement are completed in 2010, the Company expects to seek this required stockholder approval at its annual meeting to be held in 2011.
     The Company has also agreed to enter into a registration rights agreement with respect to Common Stock that may be issued to Televisa under the Investment Agreement. Under the registration rights agreement the Company will be required to file a shelf registration statement under the Securities Act with the SEC when it delivers shares of its Common Stock to Televisa in connection with puts and calls under the Investment Agreement. In addition, under certain circumstances, Televisa would be granted piggyback registration rights. The registration rights agreement will contain customary indemnification provisions.
     The Investment Agreement includes other customary provisions, including a right of Televisa to participate on a prorated basis in certain sales by the Company of its interest in Nextel Mexico to an independent third party and the right of the Company under certain circumstances to compel Televisa to sell its interest in Nextel Mexico if the Company is selling its entire interest in Nextel Mexico.
     Pursuant to the terms of the Investment Agreement, Televisa has agreed to be bound by certain standstill provisions with respect to transactions involving the Company’s Common Stock and certain corporate governance matters for six months after the later of (i) the date when Televisa no longer beneficially owns 5% of the then-outstanding Common Stock and (ii) the date on which Televisa no longer has certain approval rights under the Investment Agreement.
     The securities to be issued to Televisa pursuant to the Investment Agreement, including the shares of Common Stock to be issued to satisfy the Company’s purchase obligations as described above, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance and sale of securities is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. Televisa has represented that it is an “accredited investor” as defined in Regulation D and made certain other investment representations. The Company has not engaged in any general solicitation or advertising with regard to the issuance and sale of the securities and has not offered securities to the public in connection with this issuance and sale. The securities will include legends restricting transfer other than pursuant to an effective registration statement under the Securities Act or in accordance with an exemption from registration.
     A copy of the Investment Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2010, to be filed by the Company with the Securities and Exchange Commission (“SEC”).
SAFE HARBOR
     This report includes forward-looking statements regarding the proposed investment, auction participation and related transactions that are not historical or current facts and deal with potential future circumstances and developments and whether and when an investment may be consummated. Risks and uncertainties that could affect the forward-looking statements in this release include: the failure to successfully close the transactions contemplated by the investment agreement including due to a failure to successfully obtain spectrum in the upcoming spectrum auctions in Mexico or the failure to meet other closing conditions and the additional risks and uncertainties that are described in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, NII Holdings’ Current Report on Form 8-K that was filed on August 5, 2009 and, when filed, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This report speaks only as of its date, and NII Holdings disclaims any duty to update the information herein except as required by law.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.
Item 7.01. Regulation FD Disclosure.
     On February 15, 2010, the Company issued a press release announcing that it had entered into the Investment Agreement. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 7.01.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 15, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary

Date: February 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 15, 2010